Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John J. Quicke, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-Q of ADPT Corporation for the quarter ended April 1, 2011 (the “Form 10-Q”), that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ADPT Corporation for the quarterly periods covered by the Form 10-Q.

By: /s/ JOHN J. QUICKE
John J. Quicke
Date: May 10, 2011	Interim Chief Executive Officer

I, Mary L. Dotz, certify to the best of my knowledge based upon a review of the Form 10-Q, that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ADPT Corporation for the periods covered by the Form 10-Q.

By: /s/ MARY L. DOTZ
Mary L. Dotz
Date: May 10, 2011	Chief Financial Officer